UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

HERON LAKE BIOENERGY, LLC

(Exact name of registrant as specified in its charter)

Minnesota	41-2002393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, Minnesota	56137-3175
(Address of principal executive offices)	(Zip Code)

With copy to:

April Hamlin, Esq.
Michael L. Weaver, Esq.
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Telephone: (612) 371-3211
Facsimile: (612) 371-3207

Registrant’s telephone number, including area code:	(507) 793-0077

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:	Class A Units
(Title of Class)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

EXPLANATORY NOTE: Heron Lake BioEnergy, LLC is filing this Amendment No. 4 to its Registration Statement on Form 10 (File No. 000-51825) for the purpose of filing Exhibit 10.12 to the Registration Statement. This Amendment No. 4 does not modify any provision of Item 1 through Items 14, inclusive, and only modifies Item 15 to the extent of Exhibit 10.12.

Item 15.  Financial Statements and Exhibits

Exhibits to this Amendment No. 4 to Registration Statement on Form 10:

Exhibit Number	Exhibit Title
10.12	Standard Form of Agreement between Owner and Designer — Lump Sum dated September 28, 2005 by and between Fagen, Inc. and Heron Lake BioEnergy, LLC†

†

Certain portions of this exhibit have been redacted and filed on a confidential basis with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of under the Exchange Act. Spaces corresponding to the deleted portions are represented by brackets with asterisks [ * * * ].

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 19, 2010	HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the registration statement has been signed below by the following persons in the capacities indicated on August 19, 2010.

/s/ Robert J. Ferguson	Chief Executive Officer and President (principal
Robert J. Ferguson	executive officer), Governor

/s/ Brett L. Frevert	Interim Chief Financial Officer (principal financial and
Brett L. Frevert	accounting officer)

*	Governor
Doug Schmitz

*	Governor
Michael S. Kunerth

*	Governor
David J. Woestehoff

*	Governor
David J. Bach

*	Governor
Timothy O. Helgemoe

*	Governor
Milton J. McKeown

*	Governor
David M. Reinhart

*	Governor
Robert J. Wolf

*By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Attorney-In-Fact